CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Form S-8 of our report dated February 18, 2000 relating to the consolidated financial statements of Blonder Tongue Laboratories, Inc. appearing in the Company's Form 10-K for the year ended December 31, 1999.


/s/ BDO SEIDMAN, LLP
--------------------
BDO Seidman, LLP

Woodbridge, NJ

May 23, 2000